                                                                    Exhibit 10.2





                               EMPLOYMENT CONTRACT


                                      * * *
                               LAURENCE C. SIEGEL

                                      * * *

                                TABLE OF CONTENTS



SECTION                                                                                              PAGE

1.       Agreement of Employment; Effective Date...................................................    1
2.       Term......................................................................................    2
3.       Compensation and Benefits.................................................................    2

         (a)      Salary and Special Bonus.........................................................    2
         (b)      Annual Bonus.....................................................................    3
         (c)      LTIP Awards......................................................................    4
         (d)      Fringe Benefits..................................................................    5
         (e)      Other Matters/Definitions........................................................    6

4.       Duties....................................................................................    6
5.       Termination...............................................................................    6

         (a)      Termination for Cause............................................................    6
         (b)      Termination Without Cause........................................................    7
         (c)      Termination by Employee..........................................................    7

6.       Competition...............................................................................    8
7.       Confidentiality...........................................................................   10
8.       Waiver....................................................................................   10
9.       Notices...................................................................................   10
10.      Governing Law.............................................................................   11
11.      Amendments, Etc...........................................................................   11
12.      Headings and Captions.....................................................................   11
13.      Execution in Counterparts.................................................................   11
14.      Miscellaneous.............................................................................   11

TABLE OF DEFINED TERMS

EXHIBITS

A        List of Super Regional Value and Entertainment Malls and Community Shopping Centers

B        Trust Under the Laurence C. Siegel Employment Contract

C        List of entities not deemed to violate the Agreement


                             TABLE OF DEFINED TERMS


TERM                                                 SECTION                                        PAGE
Agreement                                            Preamble                                          1
Annual Bonus                                         3(b)(i)                                           3
Base Salary                                          3(a)(i)                                           2
Board                                                3(b)(i)                                           3
Committee                                            3(b)(i)                                           3
Company                                              Preamble                                          1
Company Stock                                        3(e)(i)                                           6
Effective Date                                       1                                                 2
Employee                                             Preamble                                          1
Good Reason                                          5(c)(ii)                                          8
LTIP Awards                                          3(c)(i)                                           4
Measuring Year                                       3(c)(ii)                                          4
Noncompete Period                                    6(a)(ii)(A) & 6(a)(ii)(B)                         9
Operating Partnership                                5(c)(ii)(B)                                       8
Senior Management Staff                              3(e)(ii)                                          6
Special Bonus                                        3(a)(ii)                                          2
Term                                                 2                                                 2
Termination for Cause                                5(a)(ii)                                          7
Termination for Good Reason                          5(c)(i)                                           8
Termination Without Cause                            5(b)(ii)                                          7
Trust                                                3(b)(iii)(B)                                      4


                               EMPLOYMENT CONTRACT


         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made as of April 1, 2000, by and between The Mills Corporation, a Delaware corporation (the "Company") and Laurence C. Siegel (the "Employee").

                              W I T N E S S E T H:

         WHEREAS, the Company has determined to employ the Employee as its Chief Executive Officer and Chairman of the Company's Board of Directors; the Employee wishes to accept such employment; and the Company and the Employee wish to provide herein the terms of the Employee's employment; and

         WHEREAS, the Company presently owns and operates nine (9) super regional value and entertainment malls and eleven (11) community shopping centers as set forth in Exhibit A; and

         WHEREAS, the Company, directly or indirectly, owns or has options to acquire sites for expansion and development and the Company currently plans to pursue an aggressive strategy to develop new malls and centers and expand existing malls and centers both in the United States and worldwide; and

         WHEREAS, the Employee is a substantial shareholder of the Company; and

         WHEREAS, the Employee has such knowledge of the Company's development plans, tenants and other confidential business plans and strategies that the Company would be irreparably injured were the Employee to compete with the Company while serving as an employee of the Company or within a reasonable period after the termination of Employee's employment with the Company; and

         WHEREAS, the Company wishes to induce the Employee to continue his employment with the Company.

         NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

         1. AGREEMENT OF EMPLOYMENT; EFFECTIVE DATE. The Company agrees to employ the Employee, and the Employee agrees to serve the Company, as its Chief Executive Officer and Chairman of the Company's Board of Directors, upon the terms and conditions hereinafter set forth. Such employment shall be effective as of April 1, 2000 (the "Effective Date"). This Agreement replaces any and all prior arrangements regarding employment or services between Employee and the Company and any entities controlled by or under common control with the Company.

         2. TERM. Employee's employment by the Company under this Agreement shall commence April 1, 2000 and shall continue through March 31, 2004. As used herein, "Term" shall mean the foregoing period, during which the Employee is employed by the Company under this Agreement.

         3. COMPENSATION AND BENEFITS. The Employee's compensation and benefits for services performed under this Agreement and during its Term shall include exclusively those amounts and benefits set forth in this Section 3, which may be adjusted from time to time, as set forth herein. The Board of Directors of the Company may at any time, and from time to time, increase any of the compensation and benefits set forth herein.

                  (a)      SALARY AND SPECIAL BONUS.

                           (i)      The Company shall pay the Employee, during
the Term, a salary (the "Base Salary") payable in accordance with the Company's normal payroll practices applicable to executives. The Base Salary shall be at the rate of Seven Hundred Thousand Dollars ($700,000) per annum. To the extent the Employee has received compensation at a lower rate than his Base Salary during the Term before execution of this Agreement, such differential shall be paid to the Employee as soon as practicable following execution of this Agreement.

                           (ii)     The Company shall pay the Employee a special
bonus (the "Special Bonus") determined under this Section 3(a)(ii). The Special Bonus shall be paid in cash as follows:

                                    (A)    Six Hundred Fifty Thousand Dollars
($650,000) within ten (10) days after final execution of this Agreement;

                                    (B)    Five Hundred Thousand Dollars
($500,000) on April 1, 2002;

                                    (C)    Five Hundred Thousand Dollars
($500,000) on April 1, 2003.

                  (b)      ANNUAL BONUS.

                           (i)      As of the dates herein indicated, to the
extent not already paid, the Company shall pay the Employee an annual bonus (the "Annual Bonus") as provided herein. The amount of the Annual Bonus shall be determined in accordance with subsection (b)(ii), and the method of payment of such Annual Bonus shall be determined in accordance with subsection (b)(iii) and
(b)(iv). All decisions regarding the amount of the Annual Bonus and the method of payment shall be made solely and exclusively by the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of the Company consistent with this subsection (b).

                           (ii)     Each Annual Bonus shall be paid based on
achievement of the performance-based criteria and other requirements set forth in Section 3(b)(v) for the calendar year (starting with the calendar year 1999) that precedes the calendar year in which the Annual Bonus would otherwise be payable (as provided in subsection (b)(iii)). The Employee shall not participate in the Company's annual Performance Incentive Plan or similar bonus plans for senior management for any periods during the Term. Except as otherwise provided herein, the amount of each Annual Bonus shall be as follows:

                                    (A)     the Annual Bonus on account of
calendar year 1999, payable in calendar year 2000, shall be one million Dollars ($1,000,000), which amount has previously been paid;

                                    (B)     the Annual Bonus on account of
calendar year 2000, payable on or after April 1, 2001, shall be eight hundred thousand Dollars ($800,000), which amount has previously been paid;

                                    (C)     the Annual Bonus on account of
calendar year 2001, payable on April 1, 2002, shall be one million Dollars ($1,000,000);

                                    (D)     the Annual Bonus on account of
calendar year 2002, payable on April 1, 2003, shall be one million Dollars ($1,000,000); and

                                    (E)     the Annual Bonus on account of
calendar year 2003, payable on April 1, 2004, shall be one million Dollars ($1,000,000).

                           (iii)    The Annual Bonus determined under
subsection (b)(ii) shall be payable to the Employee as set forth in this subsection (b)(iii).

                                    (A)     One-half (1/2) of such Annual Bonus
shall be payable in cash to the Employee as soon as administratively feasible following the decision under subsection (b)(ii), but no later than June 30 of the year following the calendar year with respect to which such determination is being made.

                                    (B)     Subject to subsection (b)(iv), the
remainder of the Annual Bonus shall be deposited in a grantor trust (the "Trust") established by the Company at the same time. The Trust will contain terms substantially similar to those set forth in Exhibit B, attached hereto, except that the Company may make any changes to the terms of the Trust reasonably necessary for its proper administration, including but not limited to, changes to insure the appropriate tax consequences to the Employee and the Company, provided such changes do not affect the rights of the Employee thereunder in any materially adverse manner.

                           (iv)     The Employee may elect to receive the full
Annual Bonus in cash in accordance with the procedures in subsection
(b)(iii)(A), in lieu of receiving payment under subsection (b)(iii)(B). Such election shall be irrevocable and shall only be valid if made in writing and filed with the Company before the beginning of the calendar year in which the Annual Bonus is earned. Such election shall only apply to the Annual Bonus for the ensuing year, unless otherwise specified in the election.

                           (v)      The performance-based criteria applicable to
the Annual Bonus payable under Section 3(b) shall be determined and established by the Committee, with the approval of the Employee.

                  (c)      LTIP AWARDS.

                           (i)      During the Term, the Company shall provide
the Employee with incentive awards (the "LTIP Awards") as set forth in this subsection. The amount of the LTIP Awards is determined under subsection
(c)(ii). The vesting of the LTIP Awards is determined under section (c)(iii) and the payment of the LTIP Awards is determined under subsection (c)(iv).

                           (ii)     Except as otherwise provided herein, the
amount of an LTIP Award shall be determined under this subsection (c)(ii). Each LTIP Award shall be determined with respect to criteria established for a given calendar year (the "Measuring Year"). The LTIP Awards for each Measuring Year during the Term are as follows:

            Measuring Year             Amount of LTIP Award
            --------------             --------------------
                1999                       $1,650,000
                2000                       $1,500,000
                2001                       $1,500,000
                2002                       $1,500,000
                2003                       $1,500,000



                           (iii)    The LTIP Award for each Measuring Year shall
vest and be nonforfeitable in the same percentage that standard bonus awards in aggregate vest for Senior Management Staff for the same Measuring Year.

                           (iv)     (A)     LTIP Awards shall be paid by April 1
of the year following the Measuring Year for such LTIP Award, except that LTIP Awards payable with respect to Measuring Years that end before the execution of this Agreement shall, to the extent not already paid, be payable within ten (10) days after final execution of this Agreement.

                                     (B)    LTIP Awards may be paid in the form
of cash or Company Stock, as determined by the Committee. With the consent of the Employee, LTIP Awards may be paid in any other medium approved by the Committee.

                  (d)      FRINGE BENEFITS.

                           (i)      The Company shall provide the Employee with
other benefits generally applicable to other executives of the Company on the same terms and conditions as such benefits are normally available.

                           (ii)     In addition to the benefits provided
pursuant to subsection (d)(i), the Employee shall receive additional benefits from the Company, with the value of such benefits to be in an amount that is up to but does not exceed Fifty Thousand Dollars ($50,000) per annum. Such benefits may include medical benefits, hospitalization benefits, dental benefits, vacation or any other benefits reasonably selected by the Committee. For the first year of the Term hereof, such benefits shall commence as of April 1, 2000, if feasible, and shall not be prorated to the extent they commence later in such first year.

                           (iii)    To the extent that the fringe benefits
provided pursuant to subsection (d)(ii) in calendar years beginning after 2000 have been less than the annual limitation in subsection (d)(ii), additional fringe benefits may be provided to the Employee during any calendar year of the Term.

                  (e)      OTHER MATTERS/DEFINITIONS

                           (i)      "Company Stock" shall mean common stock of
the Company.

                           (ii)     "Senior Management Staff" means the five (5)
current members of that group excluding the chief executive officer and the chief operating officer, or such other employees of the Company as the Committee may from time to time designate as members of the Senior Management Staff.

                  (f) Notwithstanding any other provisions of this Agreement to the contrary, payment of any Special Bonus, Annual Bonus or LTIP Award may, in the discretion of the Committee, be paid in cash, Company Stock or options in Company Stock, with such options to have a value equivalent to the payment otherwise required hereunder. Such payment shall be in lieu of the otherwise-required medium of payment herein.

         4. DUTIES. During the Term, the Employee shall perform the duties of the offices identified in Section 1 above as set forth in the Bylaws of the Company as in effect from time to time and shall perform all other duties typically performed by comparable senior executive officers of corporations of the size and nature of the Company. The Company agrees that it will assign to the Employee only those duties of the type, nature and dignity normally assigned to senior executive officers of corporations of the size and nature of the Company who are at the same levels in such corporations as the Employee is in the Company and that Employee will have such decision-making authority as is normally conferred upon such an officer and as is consistent with current practices at the Company. The Employee agrees to devote substantially all of his business time to the operation of the Company's business, provided that the Employee may engage in other business activities that do not contravene the Employee's covenants set forth in Section 6 hereof and do not materially interfere with the performance of the Employee's duties hereunder.

         5.       TERMINATION

                  (a)      TERMINATION FOR CAUSE.

                          (i)      The Board of  Directors of the Company may
terminate the employment of the Employee hereunder if the Employee, during the
Term:

                                    (A)     is convicted of or pleads to an act
of fraud with respect to the Company;

                                    (B)     is convicted of or pleads to any
felony;

                                    (C)     is grossly negligent in carrying out
his duties or responsibilities or is grossly insubordinate to the Board of Directors of the Company;

                                    (D)     commits a material breach of any of
his obligations under Sections 6 or 7 hereof and fails to correct such breach within ten (10) days (or, if such correction is not feasible within ten (10) days, fails to commence to correct such breach within ten (10) days and complete such correction within ninety (90) days) after the receipt by the Employee of a written notice from the Board of Directors of the Company specifying in reasonable detail the nature of such breach.

                           (ii)     Termination pursuant to this Section 5(a)
shall be herein referred to as a "Termination for Cause." Upon a Termination for Cause, the Company shall have no further obligation to pay any compensation or any other benefits to the Employee except for compensation or other benefits that have fully accrued and vested but not been paid as of the effective date of such termination. All other compensation and benefits shall be forfeited.

                  (b)      TERMINATION WITHOUT CAUSE.

                           (i)      The Board of Directors of the Company may
terminate the employment of the Employee hereunder without cause at any time. Such termination shall be effective by providing the Employee with a written notice of termination at least sixty (60) days before the date of such termination.

                           (ii)     Termination by the Company of the Employee's
employment other than a Termination for Cause shall be herein referred to as "Termination Without Cause." If the Board of Directors of the Company terminates the Employee's employment under this Section 5(b), the Company's sole obligations hereunder shall be to pay the Employee any compensation and other benefits that have fully accrued and vested but not been paid as of the effective date of such termination, including severance pay pursuant to the Company's severance pay policy at the time of termination. Such amounts shall be paid within thirty (30) days after such Termination Without Cause.

                  (c)      TERMINATION BY EMPLOYEE.

                           (i)      The Employee may terminate his employment
hereunder at any time by providing the Company with a written notice of termination at least sixty (60) days before the effective date of such termination. If the Employee terminates his employment under this Section 5(c) other than for Good Reason the Company shall not have any further obligation to pay the Employee's compensation or to provide any other benefits hereunder except for any compensation or other benefits that have fully accrued and vested but not been paid as of the effective date of such termination. If the Employee terminates employment under this Section 5(c) for Good Reason (a "Termination for Good Reason"), the Company's sole obligations hereunder shall be to pay the Employee any compensation and other benefits that have fully accrued and vested but not been paid as of the effective date of such termination, including severance pay pursuant to the Company's severance pay policy at the time of termination. Such amounts shall be paid within thirty (30) days after such Termination for Good Reason.

                           (ii)     As used in this Agreement, "Good Reason"
shall mean the occurrence of any of the following:

                                    (A)     the breach by the Company of any of
its agreements set forth in this Agreement;

                                    (B)     the Company (or its  successor) no
longer serves as the sole general partner of The Mills Limited Partnership, a Delaware limited partnership (the "Operating Partnership"), other than as a result of the merger of the Operating Partnership with the Company or a subsidiary of the Company, the redemption of all limited partnership interests by the Operating Partnership or the sale of the Operating Partnership in a transaction in which the Company receives fair value for its interest therein;

                  (d) Failure to renew or extend this Agreement does not constitute a termination of employment from the Company.

         6.       COMPETITION

                  (a) (i) In consideration of the Company's agreement to employ the Employee and in consideration of amounts received by the Employee in connection with a previous public offering of Common Stock in April, 1994, the Employee hereby agrees that during the Noncompete Period (as defined below), without the prior written approval of the Company, the Employee shall not, directly or indirectly, engage in the development, redevelopment, operation, management or leasing of any type of retail shopping center in any way that would compete with the business activities then carried on by the Company and that such activity shall not be undertaken, either individually or as an officer, director, employee, agent, consultant, partner, investor (excluding passive investments or capital securities aggregating less than five percent (5%) of any such entity's total outstanding voting interests), principal or otherwise, anywhere in the world other than through any entities which are direct or indirect subsidiaries of the Operating

Partnership on the Effective Date; provided, however, that ownership of the interests referred to in Exhibit C hereto shall not be deemed to violate this Agreement.

                           (ii)     (A)     As used herein, "Noncompete Period"
shall mean the period commencing on the Effective Date and ending on the earlier of:

                                            (I)      eighteen (18) months from
the effective date of a termination of employment from the Company, or

                                            (II)     eighteen (18) months from
the last day of the Term.

                                    (B)     The "Noncompete Period" in
Section 6(a)(ii)(A) shall only include periods during which the Company pays the Employee an amount at least equal to his Base Salary under Section 3(a)(i), which amount may be paid as Base Salary or any other compensation from the Company and does not have to be paid specifically in connection with this
Section 6.

                  (b) The Employee acknowledges that, as a key management employee, he will be involved, on a high level, in the development, implementation and management of the Company's national and international business strategies and plans, including those which involve the Company's finances, research, marketing, planning operations, tenant relations and property acquisitions. By virtue of the Employee's unique and sensitive position and special background, employment of the Employee by a competitor of the Company represents a serious competitive danger to the Company, and the use of the Employee's talent and knowledge and information about the Company's business strategies can and would constitute a valuable competitive advantage over the Company.

                  (c) The Employee acknowledges that enforcement of the covenants set forth in this Section 6 and in Section 7 hereof will not prevent him from earning a living in the real estate industry.

                  (d) The Employee acknowledges that he has carefully read and considered all of the terms of this Agreement, including particularly the terms of this Section 6 and of Section 7 hereof, that the Company has made a substantial investment in the Company's business and that the restrictions provided in this Section 6 and in Section 7 hereof are reasonable and necessary for the Company's protection. The Employee further acknowledges that damages at law will not be a measurable or adequate remedy for breach of the covenants contained in this Section 6 or in Section 7 hereof, and, accordingly, the Employee consents to the entry by any court of competent jurisdiction of any order enjoining him from violating any such covenants. The parties hereto further agree that if, in any judicial proceeding, a court should refuse to enforce any covenants set forth in this Section 6 or in Section 7 hereof because of their term or geographical scope, then such covenants shall be deemed to be modified to permit their enforcement to the maximum extent permitted by law.

         7. CONFIDENTIALITY. The Employee acknowledges and agrees that the Company competes in a highly competitive industry and in competitive markets and that the Employee has access to proprietary and confidential information and trade secrets of the Company and its affiliates and subsidiaries. The Employee agrees that he will not, without the written consent of the Company, knowingly disclose or authorize anyone under his control to disclose to anyone not properly entitled to the information or use for his own benefit or the benefit of anyone else other than the Company, the Operating Partnership or any affiliate or subsidiary of the Company or the Operating Partnership, any such trade secrets or proprietary or confidential information relating to the Company and related entities.

         8. WAIVER. A waiver by any party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such terms and conditions for the future, or of any subsequent breach thereof.

         9.       NOTICES

                  (a) Any and all notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been given when personally delivered or, if mailed, on the third business day after it is deposited in the United States mails, certified or registered, postage prepaid and addressed as follows:

                  TO THE EMPLOYEE:

                  Mr. Laurence C. Siegel
                  c/o The Mills Corporation
                  1300 Wilson Boulevard, Suite 400
                  Arlington, Virginia  22209

                  with a copy to:

                  Stefan F. Tucker, Esquire
                  Venable, Baetjer, Howard & Civiletti, L.L.P.
                  1615 L Street, N.W., Suite 400
                  Washington, D.C.  20036-5601

                  TO THE COMPANY:

                  The Mills Corporation
                  1300 Wilson Boulevard, Suite 400
                  Arlington, Virginia  22209
                  Attention: General Counsel

                  with a copy to:

                  Ronald D. Abramson, Esquire
                  Stuart M. Lewis, Esquire
                  Silverstein and Mullens, a division of
                       Buchanan Ingersoll P.C.
                  1776 K Street, N.W., Suite 800
                  Washington, D.C.  20006


                  (b) Any party may change by notice the address to which notices to it are to be addressed.

         10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without regard to the principles of conflicts of laws thereof.

         11. AMENDMENTS, ETC. This Agreement may not be varied, altered, modified, changed, or in any way amended except by an instrument in writing, executed by the parties hereto or their legal representatives.

         12. HEADINGS AND CAPTIONS. Headings and paragraph captions used in this Agreement are intended for convenience of reference only and shall not affect the interpretation of this Agreement.

         13. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, which taken together shall be deemed to constitute one original.

         14.      MISCELLANEOUS.

                  (a) The Employee shall not have any right to assign, encumber or dispose of the right to receive payment hereunder or of the right to receive any of the benefits provided for hereunder.

                  (b) In the event of the termination of the Employee's employment with the Company for any reason other than the Employee's death, the party terminating such employment shall give written notice to the other party within the time limitations above provided, and such notice shall state the date on which termination is to be effective, specify the provision of this Agreement under which notice is given, and, if such termination is claimed to be for disability or cause (under Section 5(a) hereof), the notice shall set forth the basis for such claim in reasonable detail.

                  (c) All reasonable expenses (including attorney's fees) incurred in enforcing any provisions of this Agreement or prosecuting a claim for breach thereof shall be paid by the party that did not prevail in such action. If neither party is determined to prevail in such action, each party shall pay its own expenses (including attorney's fees).

                  (d) If any part of this Agreement is contrary to, prohibited by law or deemed invalid under applicable law or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder of this Agreement shall not be invalid and shall be given full force and effect so far as possible.

                  (e) All actions and decisions of the Committee are subject to ratification by the Board, with such ratification to be in accordance with the usual practices of the Company.

                  (f) The Committee shall undertake all duties assigned to it under the Agreement and shall undertake all actions, express or implied, necessary for the proper administration of the Agreement. The Committee shall have discretion to interpret the Plan, with its good faith interpretation thereof to be final and conclusive on the Employee. The Committee shall decide, in its discretion, all questions concerning the Agreement, including questions of fact and law, and shall compute the amounts to be distributed to the Employee in accordance with the provisions of the Plan.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                    THE MILLS CORPORATION



                                    By:   /s/ JOHN INGRAM
                                          --------------------------------
                                          John Ingram
                                          Vice Chairman


                                    EMPLOYEE


                                    /s/ LAURENCE C. SIEGEL
                                    ---------------------------------------
                                    Laurence C. Siegel

                                    EXHIBIT A



SUPER REGIONAL VALUE AND ENTERTAINMENT MALLS (12)

Arundel Mills
Concord Mills
Potomac Mills
Franklin Mills
Sawgrass Mills
Gurnee Mills
Opry Mills
Ontario Mills
Grapevine Mills
Arizona Mills
The Block at Orange
Katy Mills



COMMUNITY SHOPPING CENTERS (10)

Butterfield Plaza
Coopers Crossing
Crosswinds
Fashion Place
Germantown Commons
Gwinnett Marketfair
Liberty Plaza
Montgomery Village
Montgomery Prospect Plaza
West Falls Plaza
Western Hills Plaza

                                    EXHIBIT B



                       TRUST UNDER THE LAURENCE C. SIEGEL
                               EMPLOYMENT CONTRACT

                       TRUST UNDER THE LAURENCE C. SIEGEL
                               EMPLOYMENT CONTRACT

                                Table of Contents


Section                                                                                                Page
1.       Establishment of Trust......................................................................    1
2.       Payments to Plan Participants and Beneficiaries.............................................    2
3.       Trustee Responsibility Regarding Payments to the Trust Beneficiary When
         Company is Insolvent........................................................................    3
4.       Payment To Company..........................................................................    4
5.       Investment Authority........................................................................    4
6.       Disposition of Income.......................................................................    4
7.       Responsibility of Trustee...................................................................    4
8.       Compensation and Expenses of the Trustee....................................................    5
9.       Resignation and Removal of Trustee..........................................................    5
10.      Appointment of Successor....................................................................    5
11.      Amendment or Termination....................................................................    6
12.      Miscellaneous...............................................................................    6
13.      Notices.....................................................................................    6
14.      Effective Date..............................................................................    7


                       TRUST UNDER THE LAURENCE C. SIEGEL
                               EMPLOYMENT CONTRACT


                  This Agreement made this _____ day of ________________, 2000, by and between ____________________________ (hereinafter referred to as the "Company") and ______________________________ (hereinafter referred to as the "Trustee");

                  WHEREAS, the Company entered into an employment contract dated _________________, ________ (hereinafter referred to as the "Plan") with Laurence C. Siegel (hereinafter referred to as the "Participant") that provides for certain deferred payments; and

                  WHEREAS, the Company has incurred or expects to incur liability under the terms of such Plan with respect to the Participant; and

                  WHEREAS, the Company wishes to establish a trust (hereinafter referred to as the "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company's creditors in the event of the Company's Insolvency, as herein defined, until paid to the Participant and his beneficiaries in such manner and at such times as specified in the Plan; and

                  WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974; and

                  WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist it in meeting its liabilities under the Plan;

                  NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:


         1.       ESTABLISHMENT OF TRUST.

                  (a) The Company hereby deposits with the Trustee in trust __________________________________ dollars ($____________________), which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust.

                  (b)      The Trust hereby established shall be irrevocable.

                  (c) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, Subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

                  (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of the Participant and general creditors as herein set forth. The Participant and his beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust shall be mere unsecured contractual rights of the Participant and his beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in section 3(a) herein.

                  (e) The Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with the Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. Neither the Trustee nor the Participant or any beneficiaries shall have any right to compel such additional deposits.

         2.       PAYMENTS TO THE PARTICIPANT AND HIS BENEFICIARIES.

                  (a) The Company shall deliver to the Trustee a schedule (the "Payment Schedule") that indicates the amounts payable with respect to the Participant (and his beneficiaries), that provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustee shall make payments to the Participant and his beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Company.

                  (b) The entitlement of a Participant or his beneficiaries to benefits under the Plan shall be determined by the Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

                  (c) The Company may make payment of benefits directly to the Participant or his beneficiaries as they become due under the terms of the Plan. The Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to the Participant or his beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company where principal and earnings are not sufficient.

         3. TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO THE TRUST BENEFICIARY WHEN COMPANY IS INSOLVENT.

                  (a) The Trustee shall cease payment of benefits to the Participant and his beneficiaries if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust if:

                           (1)      the Company is unable to pay its debts as
they become due; or

                           (2)      the Company is subject to a pending
proceeding as a debtor under the United States Bankruptcy Code.

                  (b) At all times during the continuance of this Trust, as provided in section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below:

                           (1)      The Board of Directors and the Chief
Executive of the Company shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to the Participant or his beneficiaries.

                           (2)      Unless the Trustee has actual knowledge of
the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

                           (3)      If at any time the Trustee has determined
that the Company is Insolvent, the Trustee shall discontinue payments to the Participant or his beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust shall in any way diminish any rights of the Participant or his beneficiaries to pursue his rights as general creditors of the Company with respect to benefits due under the Plan or otherwise.

                           (4)      The Trustee shall resume the payment of
benefits to the Participant or his beneficiaries in accordance with section 2 of this Trust only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

                           (c)      Provided that there are sufficient assets,
if the Trustee discontinues the payment of benefits from the Trust pursuant to section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to the Participant or his beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to the Participant or his beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

         4. PAYMENTS TO COMPANY. Except as provided in section 3 hereof, after the Trust has become irrevocable, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payment of benefits have been made to the Participant and his beneficiaries pursuant to the terms of the Plan.

         5. INVESTMENT AUTHORITY. In no event may the Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by the Company, other than a de minimis amount held in common investment vehicles in which the Trustee invests. All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with the Participant.

         6. DISPOSITION OF INCOME. During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

         7.       RESPONSIBILITY OF TRUSTEE.

                  (a) The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

                  (b) Notwithstanding any powers granted to the Trustee pursuant to this Trust or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

         8. COMPENSATION AND EXPENSES OF THE TRUSTEE. The Company shall pay all administrative and Trustee's fees and expenses.

         9.       RESIGNATION AND REMOVAL OF TRUSTEE.

                  (a) The Trustee may resign at any time by written notice to the Company, which shall be effective thirty (30) days after receipt of such notice unless the Company and the Trustee agree otherwise.

                  (b)      The Trustee may be removed by the Company upon thirty
(30) days notice or upon shorter notice accepted by the Trustee.

                  (c) Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within thirty (30) days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

                  (d) If the Trustee resigns or is removed, a successor shall be appointed, in accordance with section 10 hereof, by the effective date of the resignation or removal under paragraph (a) or (b) of this section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

         10. APPOINTMENT OF SUCCESSOR. If the Trustee resigns (or is removed) in accordance with section 9(a) or (b) hereof, the Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

         11.      AMENDMENT OR TERMINATION.

                  (a) This Trust may be amended by a written instrument executed by the Trustee and the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable after it has become irrevocable in accordance with section 1(b) hereof.

                  (b) The Trust shall not terminate until the date on which the Participant and his beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan.

                  (c) Upon written approval of the Participant or beneficiaries entitled to payment of benefits pursuant to the terms of the Plan, the Company may terminate this Trust prior to the time all benefit payments under the Plan have been made. All assets in the Trust at termination shall be returned to the Company.

         12.      MISCELLANEOUS.

                  (a) Any provision of this Trust prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

                  (b) Benefits payable to the Participant and his beneficiaries under this Trust may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

                  (c) This Trust shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

         13.      NOTICES.

                  (a) Any and all notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been given when personally delivered or, if mailed, on the third business day after it is deposited in the United States mails, certified or registered, postage prepaid and addressed as follows:

                  TO THE EMPLOYEE:

                  Mr. Laurence C. Siegel
                  c/o The Mills Corporation
                  1300 Wilson Boulevard, Suite 400
                  Arlington, Virginia  22209
                  with a copy to:

                  Stefan F. Tucker, Esquire
                  Venable, Baetjer, Howard & Civiletti, L.L.P.
                  1615 L Street, N.W., Suite 400
                  Washington, D.C.  20036-5601

                  TO THE COMPANY OR THE OPERATING PARTNERSHIP
                  c/o THE MILLS CORPORATION:

                  The Mills Corporation
                  1300 Wilson Boulevard, Suite 400
                  Arlington, Virginia  22209
                  Attention: General Counsel

                  with a copy to:

                  Ronald D. Abramson, Esquire
                  Silverstein and Mullens, a division of
                       Buchanan Ingersoll P.C.
                  1776 K Street, N.W., Suite 800
                  Washington, D.C.  20006


                  (b) Any party may change by notice the address to which notices to it are to be addressed.

         14. EFFECTIVE DATE. The effective date of this Trust shall be April 1, 1999.

                                    EXHIBIT C



1.       Great Falls Center, Great Falls, Virginia

2.       Sawgrass Residual, Sunrise, Florida

3.       Potomac Phase III Residential, Prince William County, Virginia

4. Franklin Mills Associates (under contract to sell to The Mills Limited Partnership) -- includes indirect interest in Franklin Mills Residual

5.       Cockpit Point, Prince William County, Maryland

6.       Kenwood Towne Center, Cincinnati, Ohio

7.       Whiteland Towne Center, West Whiteland Township, Pennsylvania

8.       New Market Exton, Exton, Pennsylvania

9.       Northeast Plaza Site, DeKalb County, Georgia

10.      Redworth Associates LP, Prince William County, Virginia